Exhibit 10.3

EXECUTION VERSION

LIMITED GUARANTY

THIS LIMITED GUARANTY (this “Guaranty”) is made as of February 14, 2020 by B. Riley Financial, Inc. (the “Guarantor”), in favor of CIBC BANK USA, as administrative agent (in such capacity, the “Administrative Agent”) for the financial institutions that are or may from time to time become parties to the Credit Agreement (as hereafter defined).

RECITALS

A. Franchise Group Intermediate L 2, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions that are or may from time to time become parties thereto as lenders (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of May 16, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed to extend credit and make certain financial accommodations available to the Borrower (the “Loans”). Capitalized terms not otherwise defined herein shall have the meanings specified in the Credit Agreement.

B. Certain Affiliates of the Borrower (the “Borrower Affiliates”) are entering into that certain Credit Agreement, dated as of February 14, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “GACP Credit Agreement”), by and among Franchise Group Intermediate Holdco, LLC, as a borrower, the other “Borrowers” referred to therein, the “Guarantors” referred to therein, the lenders from time to time party thereto, GACP Finance Co., LLC, as administrative agent (“GACP”), and Kayne Solutions Fund, L.P., as collateral agent (together with GACP and the lenders thereunder, the “GACP Secured Parties”).

C. The Borrower has requested that the Administrative Agent and the Lenders consent to a second lien on the Collateral in favor of the GACP Secured Parties (the “Second Lien”), in order to induce the GACP Secured Parties to enter into the GACP Credit Agreement and extend credit to the Borrower Affiliates thereunder.

D. The Guarantor is a direct or indirect owner of GACP and will benefit directly and indirectly from the Second Lien.

E. As an inducement to and as one of the conditions precedent to the agreement of the Administrative Agent and the Lenders to enter into an amendment to the Credit Agreement of even date herewith (the “Sixth Credit Agreement Amendment”) and certain related transactions, including the consent to the Second Lien, the Administrative Agent and the Lenders have required the execution and delivery of this Guaranty, whereby the Guarantor shall guarantee the payment when due of all Guaranteed Obligations (as defined below), including, without limitation, all principal, interest, and other amounts that shall be at any time payable by the Borrower under the Credit Agreement or the other Loan Documents.

AGREEMENT

NOW, THEREFORE, in order to induce the Lenders to consummate the transactions contemplated by and related to the Sixth Credit Agreement Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1. Guaranty. The Guarantor guarantees the full and prompt payment and performance, when due, whether upon demand, maturity, by required prepayment, acceleration or otherwise, and at all times thereafter, of all of the Secured Obligations which may now be or may hereafter become due and owing (the “Obligations”); provided, however, the Guarantor’s liability under this Guaranty shall be limited to the sum of $125,000,000 (the “Guaranteed Obligations”). The Guarantor hereby agrees to pay all reasonable and documented out-of-pocket fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys’ fees and costs and expenses) paid or incurred by the Administrative Agent in: (1) endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Guarantor in accordance with the terms hereof and (2) preserving, protecting or defending the enforceability of this Guaranty or its rights hereunder (all such costs and expenses are referred to herein collectively as the “Expenses”) (the Guaranteed Obligations together with the Expenses shall be collectively referred to herein as the “B. Riley Obligations”).

2. Payment of Obligations. Upon the occurrence of any Event of Default pursuant to Section 8.1(a) or Section 8.1(b) of the Credit Agreement, at any time, and from time to time, the Guarantor shall pay to the Administrative Agent promptly (and in any event within five (5) Business Days) after the Guarantor’s receipt of written demand therefor and in immediately available funds, all of the Obligations then due and outstanding up to the amount of the Guaranteed Obligations at such time.

3. Guaranty Provisions.

3.01 Obligations Unconditional. The obligations of the Guarantor under this Guaranty are absolute and unconditional, irrespective of the validity or enforceability of the Loan Documents, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guaranty of or security for any of the Obligations or the Loans, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances and shall not be released, discharged or in any way affected or impaired by any thing, event, happening, matter, circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof or shall consent thereto), other than payment in full, which might otherwise constitute a legal or equitable discharge or defense of a guarantor. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:

(a) This Guaranty is a guaranty of payment and performance when due and not of collection.

(b) The obligations of the Guarantor hereunder are independent of the obligations of the Borrower and any one or more of the Loan Parties under the other Loan Documents to which they are a party and a separate action or actions may be brought and prosecuted against the Guarantor whether or not any action is brought against the Borrower or any other Loan Party and whether or not the Borrower or any other Loan Party is joined in any such action or actions.

(c) Payment, performance or completion by the Guarantor, or any other guarantor, of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid, performed or completed. Without limiting the generality of the foregoing, if the Administrative Agent or any Lender is awarded a judgment in any suit brought to enforce the Guarantor’s or any other guarantor’s covenants to pay any of the Guaranteed Obligations, such judgment shall not be deemed to release the Guarantor from its covenant to pay any of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge such Guarantor’s liability hereunder in respect of the Guaranteed Obligations.

(d) The Administrative Agent and the Lenders (subject to the terms of the Loan Documents), upon such terms as the Required Lenders or the Lenders, as the case may be, deem appropriate, may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment or performance under the Loan Documents, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any Loan Document and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of any of the Borrower’s obligations under the Loan Documents and take and hold security for the payment or performance of this Guaranty or the Loan Documents; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment or performance of the Borrower’s obligations under the Loan Documents, any other guaranties of the Obligations, or any other obligation of any Person with respect to the Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of the Administrative Agent and the Lenders in respect of this Guaranty or the Obligations and direct the order or manner of sale thereof, and to bid at any such sale, or exercise any other right or remedy that the Administrative Agent and the Lenders may have against any such security, in each case as in its discretion may determine consistent with any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or Borrower Affiliates or any security for the Obligations; and (vi) exercise any other rights available to them under the Loan Documents. The Guarantor authorizes the Administrative Agent at any time in its discretion to direct the order and manner of any sale of all or any part of any security now or later held for the Obligations and to bid at any such sale, to apply any payments or recoveries from the Borrower, the Guarantor or any other source, and any proceeds of any security, to the Obligations in such manner, order and priority as set forth in the Credit Agreement (whether or not those obligations are guaranteed by this Guaranty or secured at the time of the application). The Administrative Agent and the Lenders may take any of the foregoing actions upon any terms and conditions as the Required Lenders or the Lenders, as the case may be, may elect, without giving notice to, or making any demand upon, the Guarantor, and without affecting the validity or enforceability of this Guaranty, or giving rise to any reduction, limitation, impairment, discharge or termination of the Guarantor’s liability hereunder.

(e) Except as otherwise expressly provided in this Guaranty, this Guaranty and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the B. Riley Obligations or termination pursuant to Section 3.07 hereof), including without limitation the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Obligations or the Loan Documents, or with respect to any other guaranty of or security for the payment or performance of the Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Loan Documents or of any other guaranty or security for the Obligations, in each case whether or not in accordance with the terms of the Loan Documents or any agreement relating to such other guaranty or security; (iii) the application of payments received from any source (other than payments received pursuant to this Guaranty or the other Loan Documents or from the proceeds of any security for the Obligations except to the extent such security also serves as collateral for indebtedness other than the Obligations) to the payment of indebtedness other than the Loans, even though the Lenders might have elected to apply such payment to any part or all of the Obligations; (iv) the consent of the Required Lenders or the Lenders, as the case may be, to the change, reorganization or termination of the ownership structure or existence of the Borrower or any of its Affiliates and to any corresponding restructuring of the Loans, including, without limitation, the Obligations; (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations; (vi) the acquisition or transfer of title to any real property covered by any Mortgage to the Administrative Agent, any Lender, any Affiliate of any Lender or any designee of any Lender (including, without limitation, any purchaser through foreclosure, deed in lieu or otherwise); (vii) any act or event which might otherwise discharge, reduce, limit or modify any of the Guarantor’s obligations under this Guaranty; (viii) any waiver, extension, modification, forbearance, delay or other act or omission of the Lenders, or their failure to proceed promptly or otherwise as against the Borrower, any other Loan Party or the Guarantor or any security; (ix) any action, omission or circumstance which might increase the likelihood that the Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of the Guarantor as against the Borrower or Borrower Affiliates; (x) any dealings occurring at any time between the Borrower and the Lenders, whether relating to the Obligations or otherwise; and (xi) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Guarantor as obligors in respect of the Guaranteed Obligations.

3.02 Waivers by the Guarantors. The Guarantor hereby waives, for the benefit of the Administrative Agent and the Lenders, to the fullest extent permitted by applicable law:

(i) any right to require the Administrative Agent or any Lender, as a condition of payment or performance by the Guarantor, to (A) proceed against the Borrower, any other Loan Party or any other Person, (B) proceed against or exhaust any security held from the Borrower, any other Loan Party, the Guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Lender in favor of the Borrower, any other Loan Party or any other Person, or (D) pursue any other remedy in the power of the Administrative Agent or any Lender whatsoever;

(ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument related thereto or by reason of the cessation of the liability of the Borrower from any cause other than payment and performance in full of the Obligations or termination pursuant to Section 3.07 hereof;

(iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(iv) any defense based upon the Administrative Agent’s or any Lender’s errors or omissions in the administration of the Loans;

(v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of the Guarantor’s obligations hereunder (other than payment, performance and completion of the B. Riley Obligations in full or termination pursuant to Section 3.07 hereof), (B) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, including without limitation any defenses available to a surety (all of which defenses are hereby waived), and (D) promptness, diligence and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(vi) except as otherwise expressly required under Sections 1, 2 and 3.07 hereof, notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, notices of default under the other Loan Documents or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and any right to consent to any thereof;

(vii) any release, discharge, modification, impairment or limitation of the liability of the Borrower to the Administrative Agent or any Lender, whether consented to by the Administrative Agent, the Required Lenders or the Lenders, as the case may be, consensual or arising by operation of law or any proceedings in bankruptcy or reorganization or from any other cause;

(viii) any defense based on any rejection or disaffirmance of the Obligations, or any part thereof, or any security held therefor, in any such proceedings in bankruptcy or reorganization;

(ix) any defense based on any action taken or omitted by the Administrative Agent or any Lender in any proceedings in bankruptcy or reorganization involving the Borrower or other Loan Party, including any election to have their claim allowed as being secured, partially secured or unsecured, any extension of credit by any Lender to the Borrower in any proceedings in bankruptcy or reorganization and the taking and holding by the Administrative Agent or any Lender of any security for any such extension of credit; and

(x) any defense or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty, other than payment or performance of the B. Riley Obligations in full or termination pursuant to Section 3.07 hereof.

3.03 Reinstatement. The obligations of the Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower, another Loan Party or the Guarantor in respect of the Obligations is rescinded or must be otherwise restored by any holder of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

3.04 Guarantor’s Rights of Subrogation, Contribution, Etc. The Guarantor hereby waives, until the Termination Date, any claim, right or remedy, direct or indirect, that the Guarantor now has or may hereafter have against the Borrower or any other Loan Party, or any of their respective assets, in connection with this Guaranty or the performance by the Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and, including without limitation, (i) any right of subrogation, reimbursement or indemnification that the Guarantor now has or may hereafter have against the Borrower or any other Loan Party, (ii) any right to enforce, or to participate in, any claim, right or remedy that the Administrative Agent or any Lender now has or may hereafter have against any Borrower or any other Loan Party, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by or on behalf of the Administrative Agent or any Lender. In addition, until the Termination Date, the Guarantor shall withhold exercise of any right of contribution which the Guarantor may have against any other guarantor of the Obligations. The Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its right of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Guarantor may have against the Borrower or any other Loan Party, or against any collateral or security, and any rights of contribution the Guarantor may have against any other guarantor, shall be junior and subordinate to any rights the Administrative Agent or the Lenders may have against the Borrower and the Loan Parties, to all right, title and interest the Administrative Agent or the Lenders may have in any such collateral or security, and to any right the Administrative Agent or any Lender may have against such other guarantor. If any amount shall be paid to the Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time prior to the Termination Date, such amount shall be held in trust for the Administrative Agent and the Lenders and shall forthwith be paid over to the Administrative Agent to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms hereof. The Guarantor agrees that it is not a surety and waives any right that it may have as a surety to require that the Administrative Agent commence action against the Borrower, any other Loan Party or any other person or against any of the Collateral.

3.05 Subordination of Other Obligations. Any Indebtedness of the Borrower or any other Loan Party now or hereafter held by the Guarantor is hereby subordinated in right of payment to the Obligations, and any such Indebtedness collected or received by the Guarantor after an Event of Default pursuant to Section 8.1(a) or 8.1(b) of the Credit Agreement has occurred and is continuing shall be held in trust for the Administrative Agent and the Lenders and shall forthwith be paid over to the Administrative Agent to be credited and applied against the Guaranteed Obligations if any are then due but without affecting, impairing or limiting in any manner the liability of the Guarantor under any other provision of this Guaranty.

3.06 Remedies.

(a) The Guarantor agrees that, notwithstanding anything set forth in this Guaranty to the contrary, if for whatever reason, the Administrative Agent or any Lender is prevented by applicable law or the terms of any subordination agreement from exercising any of its rights to receive payment from the Borrower of all or any part of the Obligations, to collect interest on all or any part of the Obligations or to enforce or exercise any other right or remedy with respect to all or any part of the Obligations, or is prevented from taking any action to realize on all or any part of the collateral securing the Obligations or the liabilities of the Borrower and such occurrence results in, or occurs during the continuance of, an Event of Default pursuant to Section 8.1(a) or Section 8.1(b) of the Credit Agreement, the Guarantor agrees to pay to the Administrative Agent, within five (5) Business Days after receipt of written demand therefor and in immediately available funds, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Administrative Agent up to the amount of the Guaranteed Obligations at such time.

(b) All of the remedies set forth in this Guaranty and/or provided for in any of the Loan Documents or at law (including without limitation the right of set-off) or in equity shall be equally available to the Administrative Agent and any Lender, and the choice by the Administrative Agent of one such alternative over another shall not be subject to question or challenge by the Guarantor or any other Person, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by the Administrative Agent or any Lender to recover or seek any other remedy under this Guaranty, nor shall any such choice preclude the Administrative Agent or any Lender from subsequently electing to exercise a different remedy; provided that only the Administrative Agent shall be entitled to enforce this Guaranty.

3.07 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until the earlier of (a) the date that the Guaranteed Obligations and Expenses have been paid in full and (b) June 30, 2020 (such earlier date, the “Termination Date”); provided, however, that if the Administrative Agent has exercised any of its rights or remedies hereunder prior to June 30, 2020, the Termination Date shall be the date in clause (a).

3.08 Assumption of Risk Regarding Loan Parties’ Financial Condition. Before signing this Guaranty, the Guarantor investigated the financial condition and business operations of the Borrower and the other Loan Parties and such other matters as the Guarantor deemed appropriate to assure themselves of the Borrower’s and other Loan Parties’ ability to discharge their respective obligations under the Loan Documents. The Guarantor assumes full responsibility for keeping fully informed of the financial condition of the Borrower and the other Loan Parties and all other circumstances affecting the Borrower’s and the other Loan Parties’ ability to perform their respective obligations to the Lenders, and agree that none of the Administrative Agent or any of the Lenders will have any duty to report to the Guarantor any information which it receives about the Borrower’s or any Loan Party’s financial condition or any circumstances bearing on the Borrower’s or any Loan Party’s ability to perform.

3.09 [Reserved].

4. Representations and Warranties. The Guarantor hereby represents and warrants to the Administrative Agent as of the date hereof that:

4.01 No Breach. None of the execution and delivery of this Guaranty, the consummation of the transactions herein contemplated or compliance by the Guarantor with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Guarantor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of the Guarantor pursuant to the terms of any such agreement or instrument.

4.02 Action. This Guaranty has been duly and validly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors’ rights.

4.03 Litigation. Except as disclosed to the Lenders in writing prior to the date of this Guaranty, there are no legal or arbitration proceedings or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of the Guarantor) threatened against the Guarantor which could cause (a) a material impairment of the ability of the Guarantor, taken as a whole, to perform any of its obligations hereunder, (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Guarantor of this Guaranty, or (c) a material impairment of the ability of the Administrative Agent to enforce this Guaranty (the foregoing clauses (a) through (c), each, a “Material Adverse Effect”).

4.04 Organization. The Guarantor is validly existing and in good standing under the laws of its jurisdiction of organization; and the Guarantor is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

4.05 Authorization. The Guarantor is duly authorized to execute and deliver this Guaranty and perform its obligations hereunder.

5.  Covenants. The Guarantor covenants to the Lender that, until the Termination Date:

5.01 Compliance with Laws. The Guarantor will comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would reasonably be expected to have a Material Adverse Effect (either individually or in the aggregate), except to the extent being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

5.02 Litigation. The Guarantor will promptly give the Administrative Agent notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, affecting the Guarantor, except proceedings which would not reasonably be expected to have a Material Adverse Effect.

6. No Waiver. No failure on the part of the Administrative Agent or any Lender to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver, thereof; nor will any single or partial exercise or any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

7. Miscellaneous.

7.01 Governing Law. THIS GUARANTY SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

7.02 Forum Selection; Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION FOR PURPOSES OF ENFORCING A FINAL JUDGMENT OF ANY SUCH COURT. EACH OF THE GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE GUARANTOR AND THE ADMINISTRATIVE AGENT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

7.03 Waiver of Jury Trial. EACH OF THE GUARANTOR, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

7.04 Notices. All notices, requests, demands, statements, authorizations, approvals, directions, consents and other communications provided for herein shall be given or made in writing and shall be deemed sufficiently given or served for all purposes as of the date (a) when hand delivered, (b) four (4) days after being sent by postage pre-paid registered or certified mail, return receipt requested, (c) one (1) Business Day after being sent by reputable overnight courier service (with delivery evidenced by written receipt and charges prepaid), or (d) by facsimile, when sent, with confirmation in each case addressed to the intended recipient at the “Address for Notices” specified on the signature pages hereto; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Notices and other communications to the Administrative Agent hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. The Administrative Agent and the Guarantor may, each in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

7.05 Amendments, Etc. The terms of this Guaranty may be waived, modified and amended only by an instrument in writing duly executed by the Administrative Agent and the Guarantor. Any such waiver, modification or amendment shall be binding upon the Administrative Agent and the Guarantor.

7.06 Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the respective successors and assigns of the Guarantor and the Administrative Agent (provided, however, that the Guarantor shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent). Without notice to or the consent of the Guarantor, the Administrative Agent and the Lenders may disclose any and all information in its possession concerning the Guarantor, this Guaranty and any security for this Guaranty to any actual or prospective purchaser, assignee or pledgee of any participation or other interest in the Loans, the Obligations and this Guaranty so long as such actual or prospective purchaser, assignee or pledgee agrees to be bound by the terms of Section 10.14 of the Credit Agreement.

7.07 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

7.08 Counterparts. This Guaranty may be executed in multiple counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same agreement among the parties. Delivery of an executed counterpart of this Guaranty by facsimile or other electronic means shall be equally as effective as delivery of a manually executed counterpart hereof. Any party hereto delivering an executed counterpart hereof by facsimile or other electronic means shall also deliver a manually executed counterpart hereof, but the failure to so deliver a manually executed counterpart hereof shall not affect the validity, enforceability or binding effect hereof.

7.09 Severability. If any provision of this Guaranty shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason as to any Person or circumstance, such provision or provisions shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Guaranty.

7.10 Authority of the Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guaranty with respect to any action taken by the Administrative Agent or the exercise or non- exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

[Signature Page Follows]

IN WITNESS WHEREOF, this Guaranty has been duly executed as of the day and year first set forth above.

GUARANTOR:	B. RILEY FINANCIAL, INC.

	By:	/s/ Bryant R. Riley
	Name:	Bryant R. Riley
	Title:	Co-Chief Executive Officer

Signature Page to Limited Guaranty

ADMINISTRATIVE AGENT:

CIBC BANK USA, as Administrative Agent

By:	/s/ Javier Gutierrez
Name:	Javier Gutierrez
Title:	Managing Director

Signature Page to Limited Guaranty

Notice Addresses:

CIBC Bank USA

120 S. LaSalle Street

Chicago, IL 60603

Attn: Javier Gutierrez

Tel: 786-749-3097

E-mail: javier.gutierrez2@cibc.com

B. Riley Financial, Inc.

21255 Burbank Blvd., Suite 400

Woodland Hills, CA 91367

Attn: Alan Forman

E-mail: aforman@brileyfin.com